Exhibit 32.1
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2008, I, Andrew J. Ryback, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1)	such Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Plumas Bancorp.

Date: May 9, 2008	/s/ Andrew Ryback
Andrew J. Ryback, Chief Financial Officer